Exhibit A(1)
FIDELITY SYSTEMATIC INVESTMENT PLANS
AMENDED AND RESTATED
 CUSTODIAN AGREEMENT
 MADE AS OF [MARCH 30, 1999]

This AGREEMENT ("Agreement") made as of [March 30, 1999] between FIDELITY DISTRIBUTORS CORPORATION, a Massachusetts corporation with an office at 82 Devonshire Street, Boston, Massachusetts (hereinafter called the "Sponsor") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts corporation with an office at 225 Franklin Street, Boston Massachusetts 02110 (hereinafter called the "Custodian"), amending and restating the original custodian agreement between Crosby Plans Corporation (whose name has been changed to Fidelity Distributors Corporation) and State Street Bank and Trust Company dated July 15, 1969 and subsequently amended on March 15, 1972, June 30, 1975, November 1, 1982, and by a 1985 memorandum, and as subsequently amended and restated on September 16, 1994 (the original custodian agreement and the original custodian agreement as amended from time to time prior to the date of this Agreement each hereinafter referred to as a "Predecessor Custodian Agreement" and collectively as the "Predecessor Custodian Agreements"), all relating to FIDELITY SYSTEMATIC INVESTMENT PLANS ("Fidelity Plans"), for the purposes of:
(1) updating administrative procedures applicable to all periodic payment plans of Fidelity Plans issued pursuant to any of the Predecessor Custodian Agreements, provided that such updating of procedures does not affect adversely any such plan issued and outstanding prior to the date of this Agreement, and (2) setting forth the terms, conditions and procedures that shall govern such plans issued hereafter.

 WITNESSETH

WHEREAS, the Sponsor was formed to develop financial planning programs and to sell shares of mutual funds and other securities, and desires to obtain the services of the Custodian in connection with the administration of certain plans providing for investment in shares of Fidelity Destiny Portfolios, a Massachusetts business trust registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), the shares of beneficial interest of which are divided into series and classes consisting of Destiny I: Initial Class and New Class and Destiny II:
Initial Class and New Class (collectively hereinafter called the "Fund") or shares of other open-end management investment companies as herein provided. Such plans include plans that are issued and outstanding prior to the date of this Agreement, as well as plans that the Sponsor proposes to sell and distribute to the public on or after the date of this Agreement; and

WHEREAS, Fidelity Plans is a unit investment trust consisting of four series of periodic payment plans (defined more specifically below and referred to collectively in this preamble as the "Plans"), providing for the accumulation of shares of the Fund; and

WHEREAS, Plans of one series of Plans ("Destiny Initial Plans I") accumulate shares of Destiny I: Initial Class of the Fund, Plans of a second series of Plans ("Destiny New Plans I") accumulate shares of Destiny I: New Class of the Fund, Plans of a third series of Plans ("Destiny Initial Plans II") accumulate shares of Destiny II: Initial Class of the Fund, and Plans of a fourth series of Plans ("Destiny New Plans II") accumulate shares of Destiny II: New Class of the Fund; and

WHEREAS, in accordance with the terms of Destiny Initial Plans I and Destiny Initial Plans II, administrative procedures applicable to such Plans under the terms of a Predecessor Custodian Agreement may be updated, provided that such updating of procedures does not affect adversely Plans issued and outstanding at the time such updated procedures are implemented; and

WHEREAS, the Sponsor and the Custodian have determined that the updated procedures contemplated by this Agreement would not affect adversely Plans issued and outstanding at the time such updated procedures are proposed to be implemented; and

WHEREAS, it is the intent of the Sponsor and the Custodian that the updated procedures contemplated by this Agreement be applicable to all Plans issued prior to, and on or after the effective date of this Agreement; and

WHEREAS, under each of the Predecessor Custodian Agreements, the Sponsor and the Custodian have the right to make changes in the administration of Destiny Initial Plans I and Destiny Initial Plans II, respectively, issued and outstanding, provided that such changes will not adversely affect the rights and privileges of the planholders thereof; and

WHEREAS, the Sponsor and the Custodian believe that it is in the best interests of holders of Destiny Initial Plans I and Destiny Initial Plans II to administer the Destiny Initial Plans I and Destiny Initial Plans II under this Agreement as plans of an existing series of Fidelity Plans and to treat such Destiny Initial Plans I and Destiny Initial Plans II as having been issued under and governed by this Agreement; and

WHEREAS, the Sponsor and the Custodian believe that this action will not adversely affect the rights and privileges of any holder of an outstanding Plan; and

WHEREAS, the Sponsor and the Custodian intend to effect this action on March 30, 1999; and

WHEREAS, the Custodian is willing to render the services specified in this Agreement, but only on the terms and conditions set forth herein and in the Plans:

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

1. PLANS AND CUSTODIANSHIP.

(a)  The Sponsor offers four types of periodic payment plans:
"Fidelity Systematic Investment Plans: Destiny Initial Plans I, for the Accumulation of Shares of Fidelity Destiny Portfolios: Destiny I:
Initial Class" (referred to hereinafter as "Destiny Initial Plans I"), "Fidelity Systematic Investment Plans: Destiny New Plans I, for the Accumulation of Shares of Fidelity Destiny Portfolios: Destiny I: New Class" (referred to hereinafter as "Destiny New Plans I"), "Fidelity Systematic Investment Plans: Destiny Initial Plans II, for the Accumulation of Shares of Fidelity Destiny Portfolios: Destiny II:
Initial Class" (referred to hereinafter as "Destiny Initial Plans II"), and "Fidelity Systematic Investment Plans: Destiny New Plans II, for the Accumulation of Shares of Fidelity Destiny Portfolios:
Destiny II: New Class" (referred to hereinafter as "Destiny New Plans II") (collectively, the "Plans"). The Plans provide for the purchase of shares of a specified series and class of the Fund, or of shares of any other open-end management investment company substituted therefor under the terms of the Plans (all such shares and any fractional interests therein are hereinafter referred to as "Fund Shares"). In the event of a conflict between an applicable Plan Document in effect at the time of establishment of an account in connection with such Plan, the Custodian shall administer the applicable Plan according to this Agreement unless instructed otherwise by the Sponsor.

Plans may, but need not, be issued in certificate form. Plans that have been issued in certificate form (a "Certificate") under a Predecessor Custodian Agreement or a Security Agreement, respectively, are substantially in one of the forms attached hereto at Exhibit A and Exhibit B. If a Certificate has been issued in connection with a Plan, then such Plan shall be governed by the terms and conditions set forth in the Certificate. In addition, each Plan, including Plans issued in Certificate form and Plans not issued in Certificate form, shall be governed by the terms and conditions set forth in the prospectus for such Plan as in effect at the time such Plan was issued ("Prospectus"). The terms and conditions set forth in the respective Certificates and Prospectuses (together, the "Plan Documents") are incorporated herein and made a part of this Agreement. Each Plan shall be administered under this Agreement in accordance with applicable Plan Documents in effect at the time of the establishment of an account in connection with such Plan.

The Plan Documents are subject to such changes in form and content as the Sponsor may effect from time to time and, with respect to changes in form and content of any issued and outstanding Plans, in accordance with the terms of applicable Plan Documents. In addition, the Sponsor may elect to apply such changes to Plans already issued only if such changes do not adversely affect the rights and privileges of the Planholders thereof. Any such changes in Plan Documents affecting implementation of the provisions of this Agreement shall be acknowledged by the Sponsor and the Custodian.

(b) The Custodian accepts the custodianship hereunder with respect to Plans issued pursuant to the terms of each of the Predecessor Custodian Agreements that are outstanding on the date of this Agreement, on the terms and conditions set forth in the Plan Documents applicable to such Plans. The Custodian accepts the custodianship hereunder with respect to Destiny New Plans I and Destiny New Plans II, on the same terms and conditions as those set forth in the Plan Documents applicable to Destiny Initial Plans I and Destiny Initial Plans II on the date hereof.

(c) The Custodian accepts the custodianship hereunder with respect to Plans issued after the date of this Agreement on the terms and conditions set forth in this Agreement and in the Plan Documents applicable to such Plans; provided that the Custodian may, as a condition to accepting custodianship with respect to a Plan, require the Sponsor to furnish to the Custodian:

   (i) Evidence satisfactory to the Custodian that the Sponsor has taken all necessary action to satisfy the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), in connection with the issuance of the Plans; that a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering Plans to be offered after the date of this Agreement is effective; that the Fund shares are the subject of a currently effective registration statement under the 1933 Act; that the registration of the Sponsor as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") is effective; that the Sponsor is a member in good standing of the National Association of Securities Dealers, Inc.; and that all other necessary approvals of the Plans and the issuance and sale thereof by governmental authorities having jurisdiction with respect thereto has been duly obtained.

   (ii) Such additional documents, certificates and opinions as the Custodian may reasonably require.

2. CUSTODIAN'S FUNCTIONS.

(a) Issuance of New Plans. Upon receipt by the Custodian or its agent of an application for a Plan, and of funds, check or other order for the payment of money representing the initial payment for a Plan by the purchaser thereof (hereinafter called the "Planholder"), and any Designation of Beneficiary that may be required by the Sponsor or pursuant to applicable Plan Documents, the Custodian will then:

(i) establish an account for such Planholder that reflects the face amount of the new Plan;

(ii) forward for collection such check or other order for the payment of money as hereinafter provided in section 2(b)(i) hereof; and

(iii) forward to the Planholder by first-class mail the Custodian's letter of transmittal and a notice conforming to the requirements of
Section 27(f) of the 1940 Act, Rule 27f-1 thereunder (or any successor rule) and as described in the Plan Documents for such Plan, and such other explanatory information or communication to the Planholders as may be furnished by the Sponsor, including, but only if so directed by the Sponsor, a Plan Certificate. Such form of notice shall be approved by the Sponsor.

(b) Application of Payments Under Issued and Outstanding Plans. Upon receipt by the Custodian or its agent of any payment identified by the Custodian as being for the account of a Planholder and that is made in accordance with applicable Plan Documents, including any payment being made pursuant to an extended investment option, the Custodian will:

   (i) Forward for collection any check or other order for the payment of money representing such payment. In the event any check or other order for the payment of money forwarded by the Custodian for collection is returned unpaid for any reason, the Custodian may, in its discretion or as from time to time instructed by the Sponsor, redeposit such check for collection. If such item is returned a second time as unpaid, any Fund Shares acquired with said check shall be redeemed and to the extent there is a deficiency the Custodian shall charge any deficiency (including applicable custodian fees) to the Sponsor. The Custodian shall promptly notify the Planholder of any such returned item and send a copy of such notice to the Sponsor or selling broker-dealer.

  (ii) Deduct from the payment the amount of any applicable original issue, stock transfer, sales or other taxes and apply such amounts to the purchase of the necessary tax stamps or to payments to the proper taxing authorities, as the case may be.

 (iii) Deduct therefrom the applicable fees of the Sponsor and the Custodian as set forth in Schedules 1 and 2 to this Agreement applicable to such Plan. Such deductions shall be credited to the Sponsor or the Custodian, as the case may be.

  (iv) Apply, within two business days unless impracticable, the balance of the payment to the purchase of Fund Shares, and credit the account of the Planholder (computed to three decimal places) with the number of Fund Shares so purchased.

   (v) Prepare and mail to the Planholder a receipt in a form to be approved by the Sponsor, which receipt shall be substantially in the form attached hereto as Exhibit C and comply as to form and delivery with the requirements of Rule 10b-10 of the 1934 Act (or any successor rule), and which receipt shall show the Plan number, the amount of the payment received, the price paid per Fund Share, the sales charges deducted, the custodian charge deducted, the number of such Fund Shares purchased after the deductions and the total Fund Shares then held by the Custodian for the Planholder. Such receipts shall be mailed by the Custodian to Planholders, and at the same time a copy of the receipt shall be sent to the selling broker-dealer, both to be mailed within two business days (within seven business days for receipts issued in connection with the purchase of Fund Shares for the establishment of new accounts) from the date the Custodian purchases Fund Shares with the payment for which a receipt is being prepared and mailed (or as soon thereafter as possible).

(c) Additional Notices.

   (i) Reminder Notices. The Custodian shall mail to each Planholder prior to the Planholder's payment date a remittance form and, unless otherwise agreed to, a return envelope to be used with the Planholder's next payment. Such form of notice shall be approved by the Sponsor and shall be substantially in the form attached hereto as Exhibit D.

  (ii) Past Due Payment Notices. On a periodic basis as agreed upon from time to time by the Sponsor and the Custodian, the Custodian shall prepare and mail to the Planholder a notice of past due payment in accordance with applicable Plan Documents and applicable law. Such form of notice shall be approved by the Sponsor and shall be substantially in the form attached hereto as Exhibit E. The Custodian shall provide the selling broker-dealer, or in the absence of such, the Sponsor, with a duplicate of each such notice sent to any Planholder.

 (iii) Refund Notices. The Custodian also shall mail to each Planholder any notice(s) required by Section 27(e) of the 1940 Act and Rule 27e-1 thereunder (or any successor rule). Such notice(s) shall comply with Section 27(e) and Rule 27e-1 thereunder (or any successor rule) and shall be in accordance with applicable Plan Documents. Such form of notice shall be approved by the Sponsor and shall be substantially in the form attached hereto as Exhibit F.

  (iv) Termination Notices. In the event that a Plan is being terminated by the Sponsor or the Custodian in accordance with the terms of applicable Plan Documents and Section 7 of this Agreement, the Custodian shall also mail or deliver to the affected Planholder a notice of termination as described in applicable Plan Documents and in
Section 7(c) of this Agreement. The Custodian will provide the selling broker-dealer or, in the absence of such, the Sponsor with a duplicate of each such notice sent to any Planholder. Such form of notice shall be approved by the Sponsor and shall be substantially in the form attached hereto as Exhibit G.

   (v) Other Notices. The Custodian shall also mail or deliver to each Planholder any other notices required by any applicable federal or state law, rule, or regulation, in such form and by such means as are required by such law, rule, or regulation. The form of any such notice shall be approved by the Sponsor.

(d) Refund Procedures. In the event that the Custodian is required under applicable provisions of Plan Documents to accept the return of the Plan and to reimburse to the Planholder all or a portion of the Planholder's payments made as specified in the Plan Documents for such Plan, the Custodian shall charge against the deposit account of the Sponsor in the banking department of the Custodian the amount of any such reimbursed payment in excess of the net asset value of Fund Shares purchased under such Plan; and, unless such return is elected within 45 days of the mailing of the notice described in Section 2(a)(iii) above, less the amount of any Custodian fees. In the event that such refund procedures are initiated with respect to the account of a Planholder, the Custodian shall inform the selling broker-dealer or in the absence of such, the Sponsor.

(e) Prepayments. A Planholder will be permitted to complete a Plan ahead of schedule, but only in accordance with the terms and conditions of applicable Plan Documents. Any such prepayments received by the Custodian shall be applied, to the extent of the balance thereof after authorized deductions, to the next succeeding payments due and payable under the Plan in the order in which they become due. In computing the commencement of any period of default, the Planholder shall first be given full credit for a period equal to that covered by any and all payments made ahead of schedule by the Planholder.

(f) Changes in Plan Face Amount. A Planholder may change the face amount of a Plan, but only in accordance with the terms and conditions of applicable Plan Documents. If such change in face amount is approved by the Sponsor, the Custodian shall make appropriate changes in the Planholder's account, and if so requested by the Sponsor, prepare and countersign a Certificate for a Plan in the changed denomination and forward it by first class mail to the Planholder with such communications as may be furnished to the Custodian by the Sponsor. Changes in the face amount of a Plan shall be implemented by the Custodian only upon receipt of:

   (i) written instructions from the Planholder, Sponsor or selling broker-dealer, as applicable, as to the increase or decrease in Plan face amount, which instructions shall set forth the Plan account number, the face amount of the new Plan, the amount of each monthly payment on the new Plan, the number of Plan payments which are to be credited to the new Plan, and the amount, if any, of the adjustment in sales charges and custodian fees resulting from the change in face amount and such other information as may be reasonably requested from time to time by the Custodian. Such adjustment shall be in accordance with the terms of applicable Plan Documents and shall be effective concurrently with the change in face amount; i.e., at the time a new Plan is established that reflects the new face amount;

  (ii) in the case of a face amount increase, payment by check in the amount of the first payment to be made under the Plan as increased in face amount, as specified in applicable Plan Documents, unless such payment is reduced or waived by the Sponsor;

 (iii) if the total payments made on the Plan surrendered are not an integral multiple of the monthly payments required on the new Plan, a check in the sum that is required by the Sponsor to enable the remaining monthly payments (after giving credit for payments already made) to equal the face amount of the new Plan; and

  (iv) the Plan Certificate for the Plan being surrendered, if applicable.

(g) Partial Liquidations and Replacement. A Planholder may make a partial liquidation from the Planholder's account, but only in accordance with the terms and conditions of applicable Plan Documents. Any such request for a withdrawal received by the Custodian or its agent shall be processed by the Custodian, and proceeds shall be payable by the Custodian to such Planholder, in accordance with the terms and conditions of applicable Plan Documents and with the 1940 Act. Following a partial liquidation, a Planholder is permitted to exercise a replacement privilege with respect to such partial liquidation if and to the extent such replacement is provided for in applicable Plan Documents. Upon receipt by the Custodian or its agent of any payment identified by the Custodian as being a replacement of a partial liquidation for the account of a Planholder and that is made in accordance with applicable Plan Documents, the Custodian will process and credit such payment for the account of the Planholder in accordance with the provisions of section 2(b) of this Agreement, applicable Plan Documents, and the 1940 Act.

(h) Transfers or Assignments of Plans. A Planholder may make a transfer or assignment of the Planholder's right, title, and interest in the entire plan, but only in accordance with the terms and conditions of applicable Plan Documents. Any such request for a transfer or assignment received by the Custodian or its agent shall be recorded by the Custodian in accordance with the terms and conditions of applicable Plan Documents until the assignee shall have notified the Custodian that the transfer or assignment has terminated. The terms of any such transfer or assignment shall be subject to applicable Plan Documents. During the term of the transfer or assignment, such Planholder shall retain those rights specified in applicable Plan Documents.

(i) Termination on Default. If the Planholder defaults in making Plan payments for the period of time specified in applicable Plan Documents as the default period, or if Fund Shares are not obtainable and a substitution is not made, the Plan shall be considered in a state of default, and the Plan may be terminated in accordance with applicable Plan Documents in the manner and with the effect set forth therein. Such termination may only be effected after mailing by the Custodian of written notice of the termination to the Planholder in accordance with the terms of applicable Plan Documents; a copy of such written notice of termination shall also be mailed to the selling broker-dealer or in the absence of such, the Sponsor.

(j) Plan Reinstatement or Replacement Following Termination. A Planholder that has terminated a Plan may exercise a Plan reinstatement provision, which provides for reinvestment of a specified amount in a Plan, but only in accordance with and pursuant to the terms and conditions of applicable Plan Documents. Any such reinstatement order and investment received by the Custodian or its agent shall be processed by the Custodian and credited for the account of such Planholder in accordance with the terms and conditions of applicable Plan Documents, section 2(b) of this Agreement, and the 1940 Act.

(k) Records.

    (i) The Custodian will prepare and maintain complete up-to-date records of the performance of its duties hereunder, on magnetic tape or otherwise, including records showing a separate account for each Planholder, and the name and address of the Planholder; the number, date and amount of each payment made by the Planholder; the date and amount of all dividends and distributions received by the Custodian on Fund Shares held for the account of the Planholder; any amounts withheld from withdrawals under a Plan in accordance with the Internal Revenue Code of 1986, as amended, and any regulations thereunder (or successor regulations); and all deductions made and the number of Fund Shares acquired and held by the Custodian for the account of the Planholder. These records shall be maintained and preserved in accordance with applicable requirements of Section 31 of the 1940 Act and rules thereunder (or any successor rule), and in accordance with state securities laws ("Blue Sky laws") applicable to records kept with regard to the Plans. Such records shall be made available to the Sponsor for inspection or audit via magnetic tape or at the office of the Custodian at all reasonable times.

   (ii) The Custodian shall maintain a separate account for each Planholder showing the number of Fund Shares (to three decimal places) and the amount of cash, if any, to the credit of each account. The records of such accounts shall be maintained separate and apart from the Custodian's corporate records.

(l) Statements Furnished to Sponsor and Selling Broker-Dealer. The Custodian will render statements to the Sponsor at such time and in such form as may be agreed upon by the parties hereto, showing for each account in which transactions were recorded during the specified period the number of the account, the amount of the payment(s) received, the number of such payment(s), the deductions made, the balance applied to the purchase of Fund Shares, and the number of Shares purchased.

(m) Application of Dividends and Distributions. The Custodian will receive all dividends and distributions on the Fund Shares held by it as Custodian for each Planholder and, after deduction therefrom of (i) any applicable charges and deductions set forth in Schedules 1 or 2 or otherwise specified in the Plan Documents, and (ii) applicable taxes required by law or elected by a Planholder to be withheld therefrom, will with respect to each account for a Planholder, either apply the balance to the purchase of Fund Shares, or distribute the balance to the Planholder as he shall have elected in accordance with applicable Plan Documents. Any dividend or distribution payable optionally in cash or in Fund Shares, may, at the discretion of the Custodian, be accepted by the Custodian in cash or in Fund Shares in such proportion as may be determined by the Custodian and the Fund.

(n) Custodian Fees and Charges. The Custodian will perform the functions required of it by the terms of this Agreement and will be entitled to deduct the charges set forth in Schedule 2 applicable to the Plans and as specified in the applicable Plan Documents. These charges shall be deducted from payments or the Planholders' accounts, or shall be paid by Fidelity Service Company (FSC), as specified in applicable Plan Documents, unless the Custodian is otherwise reimbursed by the Sponsor. In connection with the foregoing:

   (i) With respect only to Plan accounts established after October 31, 1982, for the calendar year commending January 1, 1982 and each calendar year thereafter, the Custodian shall reimburse the Sponsor for any amounts paid to it by the Sponsor in prior fiscal years pursuant to Schedule 2 of this Agreement the extent that the actual expenses of the Custodian covered by the Service Charge (as specified in Schedule 2) for that fiscal year are less than $10.00 per Plan account, and will charge each Plan account the amount of such reimbursement in an amount not to exceed the difference between $10.00 and the actual expenses to be charged to a Plan account for that fiscal year.

  (ii) If the amount of deductions from the accounts of Planholders or amount paid by FSC, as the case may be, as provided in Schedule 2 are not sufficient to reimburse the Custodian for the charges, fees, and expenses specified in Schedule 2, the Sponsor shall pay to the Custodian the difference between the total amount of all such charges, fees, and expenses, and the amounts which the Custodian deducted.

  (iii) In case of default by the Sponsor in the performance of any administrative service relating to the custodianship described in this Agreement required of it under the provisions of Section 3(c) below, or at the election of the Custodian, the Custodian will perform such service for a consideration payable by or from the account of the Planholders or the New Classes of the Funds, as the case may be. Such consideration shall not be in excess of the amount provided for in this Agreement, including schedules hereto.

   (iv) Any deductions under the terms of this provision shall be made in accordance with the terms of Section 26(a)(2) of the 1940 Act and any rules thereunder (or any successor rules).

(o) Purchases of Fund Shares. All purchases of Fund Shares by the Custodian pursuant to the provisions of this Agreement shall be made from the Fund, or its issuing agent (or any underwriter of Fund Shares with which the Sponsor may contract for such purpose) at the net asset value of the Fund at the time of purchase as calculated by Fidelity Service Co. (or any successor thereto) in accordance with the terms of the Fund's then current prospectus. The Custodian shall be entitled to presume conclusively that the price set by Fidelity Service Co. (or any successor thereto) with respect to any Fund Shares purchased by the Custodian is said net asset value. Funds received by the Custodian to be applied to the purchase of Fund Shares shall, unless impracticable, be applied to such purchase within two business days after the receipt by the Custodian of said payments, dividends or distributions.

(p) Sales of Fund Shares. All sales of Fund Shares by the Custodian, as agent, pursuant to the provisions of this Agreement, shall be made by deposit of the shares with the Fund or its duly authorized agent together with a request that the shares be repurchased at the net asset value of the Fund at the time of sale as calculated by Fidelity Service Co. (or any successor thereto) in accordance with the terms of the Fund's then current prospectus, so long as the privilege of redemption at net asset value is available to holders of Fund Shares as set forth in the Fund's then current prospectus. Whenever pursuant to the provisions of this Agreement Fund Shares are to be sold or redeemed, the Custodian shall first withdraw the Fund Shares from the custodianship hereunder and, as agent for the Planholder, shall sell or redeem said shares by depositing them for repurchase as set forth above. Anything herein to the contrary notwithstanding, (i) the Custodian, as agent for the Planholders, is authorized to offset sales and purchases for all of the Planholders on a business day and, accordingly, to place with the Fund or its agent a net purchase order for the excess of purchases over sales, or a net sale order for the excess of sales over purchases; and (ii) any such sales of Fund Shares in connection with a Plan termination, a withdrawal of shares by a Planholder, or an exercise of an exchange privilege by a Planholder, shall be effected by the Custodian in accordance with the terms and conditions of applicable Plan Documents.

(q) Holding Fund Shares. The Custodian shall have possession of, and shall segregate and hold all of the securities and other properties in which the funds of the Planholders of each Series are invested, all funds held for such investment, any redemption or other special funds to the Planholders, and all income upon and accretion to and proceeds of such properties and funds subject only to the deductions specified in this Agreement or in the Plan Documents, unless and until distributed to the Planholders in accordance with the terms of applicable Plan Documents. The Custodian is authorized to commingle all cash or other property and all Fund Shares held by it hereunder for a Series, but only with other cash, property or Fund Shares held by it hereunder for such Series, and to cause any certificates for Fund shares to be registered in its name as Custodian or in the name of its nominees. Except as provided below with respect to bank accounts, nothing herein shall be construed as permitting the Custodian to commingle the Fund Shares, securities or other properties of Plans of one Series with plans other than the Plans of the same Series. All monies deposited with or received by the Custodian hereunder shall be held by it without interest as part of the custodianship until required to be disbursed in accordance with the provisions of this Agreement or of the Plans. The Custodian shall open and maintain separate bank accounts in the banking department of the Custodian in the name and for the benefit of each Series of the Plans, subject only to the draft order of the Custodian or order of the Custodian acting pursuant to the terms of this Agreement, and shall hold in such bank accounts all monies received by the Custodian from and for the account of each Series of the Plans. The Custodian may aggregate or commingle the bank accounts of each Series as instructed by the Sponsor.

(r) Reports and Other Mailings to Planholders. The Custodian will:

   (i) Upon the instructions of the Sponsor or the Fund, mail to all Planholders such prospectuses, annual reports, semi-annual reports, quarterly reports and/or other periodic financial reports, dividend or other account statements, tax notices, notices of meetings and proxy soliciting material as are available and the mailing of which is required by applicable law or regulation. The cost of the above, including postage, shall be reimbursed to the Custodian by the Sponsor. It is understood and agreed that the services performed by the Custodian hereunder are separate and apart from the services performed under Section 2(n) above and Section 2(s) below.

   (ii) Prepare and file such reports and returns as are required by law or regulation to be prepared and filed by the Custodian to permit its custodianship under the Agreement to continue in operation.

(s) IRS Reporting.  The Custodian shall furnish to the Internal
Revenue Service and to each Planholder all required returns relating to dividends or other distributions to such Planholder's account(s) for federal income tax reporting purposes.

(t) Court Orders and Levies. The Custodian is empowered to make a distribution absent the Sponsor's direction if instructed to do so pursuant to a court order of any kind, or a levy issued by the Internal Revenue Service.

(u) Delegation of Duties. The Custodian assumes primary responsibility for the preparation and filing of all such reports or documents as are required of it as Custodian by law or regulation, but may delegate the performance of such duties to the Sponsor. Upon the written request of the Sponsor, the Custodian will delegate any of its functions described in this Section 2 or in Section 3 of this Agreement, provided that such delegation is not inconsistent with Sections 26 or 27 of the 1940 Act. In addition, the Custodian may delegate its duties under this Agreement to its affiliate, Boston Financial Data Services, Inc. ("BFDS"), a transfer agent registered under Section 17A(c)(2) of the 1934 Act, provided that such delegation is not inconsistent with Sections 26 or 27 of the 1940 Act. In the event that the Custodian delegates one or more of its duties hereunder to BFDS, the Custodian shall remain responsible for the acts and omissions of BFDS as it is for its own acts and omissions hereunder.

3. SPONSOR'S FUNCTIONS.

(a) General Functions. The Sponsor agrees to perform the functions required of it by the terms hereof and of the Plan Documents. The Sponsor will use its best efforts to distribute Plans, maintain adequate office facilities and management staff, and keep current records. The Sponsor assumes full responsibility for the preparation, contents, and distribution of the current Plan prospectus and the current Fund prospectus, for complying with all applicable requirements of the 1933 Act, the 1940 Act, and any other applicable laws, rules and regulations of governmental authorities having jurisdiction. With respect to any duties for which the Custodian assumes primary responsibility but which it delegates to the Sponsor, the Sponsor covenants and agrees to take all action, and not to omit any action, necessary to carry out such duties, and agrees to furnish to the Custodian, upon request, evidence thereof satisfactory to the Custodian and its counsel. The Sponsor will use its best efforts to make shares of the Fund available for purchase by the Custodian at net asset value.

(b) Issuance of New Plans. The Sponsor will require each selling broker-dealer to agree to forward to the Custodian upon the sale of each Plan the application for such Plan, the check, funds (by wire or Automatic Clearinghouse (ACH) transfer) or order for the payment of money representing the initial payment under such Plan, and any required Designation of Beneficiary.

(c) Statements Furnished to Custodian. The Sponsor will furnish to the Custodian and file to the extent required by law on behalf of the
Custodian:

    (i) As soon as available, a copy of each audit report and other financial statements relating to the custodianship of the Plans and sufficient reports and other documents required to be mailed to Planholders under Section 2(r)(i) and (ii) above.

   (ii) Not less than 20 calendar days prior to the due date thereof, all Federal and State income tax returns, and all other tax returns, if any, required by law to be filed by the Custodian with respect to its custodianships hereunder, prepared in form for execution and filing, together with advice concerning the proper allocation of expenses and other items among the Planholders. Such tax returns shall be filed by the Sponsor on behalf of the Custodian.

  (iii) Any instructions received by the Sponsor from Planholders as a result of the distribution of proxy soliciting material or otherwise in connection with the voting of Fund Shares held by the Custodian. The Custodian will vote those Fund Shares for which instructions have been received from Planholders only in accordance with such instructions. The Custodian will vote Fund Shares for which instructions have not been received such that the total votes cast by the Custodian in favor, abstaining, or opposed on any matter submitted to Fund shareholders, including the election of Directors, will be in the same proportion as the votes in favor, abstaining, or opposed cast by the Custodian with respect to the Fund Shares for which instructions have been received.

   (iv) Draft copies of all literature, plans, prospectuses, printed matter and other material which contain any reference to the Custodian, except material which is merely circulated among or sent to employees, stockholders, or representatives of the Sponsor and except for correspondence in the ordinary course of business which refers in accurate terms to the Custodian's functions under the Plans. The Sponsor agrees that none of the documents specified in this clause shall be reproduced in final form or distributed without the Custodian's approval (which in each instance must be given or denied within fifteen business days and which will not in any instance be unreasonably withheld) of the Custodian.

    (v) As soon as possible after January first of each year, printed forms for reporting distributions to Planholders for income tax purposes, unless the Custodian furnishes its own form.

   (vi) As promptly as possible after receiving notice of the declaration of dividends and distributions or the fixing of any record date, notice thereof.

(d) Plans in Default. Upon receipt from the Custodian of a monthly statement of Planholders specifying those Plans in current default on payments, the Sponsor will require the selling broker-dealer to promptly endeavor to have said Planholders remedy their defaults.

(e) Planholder Inquiries. The Sponsor and the Custodian will respond promptly to each Planholder inquiry received by the Sponsor and Custodian, respectively, to the extent that the Sponsor or Custodian, as applicable, can respond to such inquiry. In the event that any such inquiry cannot be responded to, the party receiving such inquiry will refer the inquiry to other party to this Agreement.

(f) Plan Cancellations. In the event that the Sponsor receives from the Custodian a notice of Plan cancellation by a Planholder, and such cancellation is subject under applicable law and Plan Documents to a refund of a portion of the Creation and Sales Charge previously imposed under the Plan, the Sponsor shall transmit funds to the order of the Custodian in an amount equal to the refundable amount calculated in accordance with applicable law and Plan Documents.

4. SUBSTITUTION.

(a) Procedures and Expenses. In the event that the Sponsor substitutes shares of another investment medium for shares of the Fund in accordance with the procedures set forth in applicable Plan Documents, all required notices shall be prepared and mailed by the Sponsor. In connection with such substitution, the Custodian is authorized to charge against the account of a Planholder such Planholder's pro rata share of the expenses (including tax liability) incurred by the Custodian, BFDS as the agent of the Custodian, or the Sponsor, and to pay over to BFDS or to the Sponsor, as applicable, the amount of such charge attributable to expenses incurred by BFDS or the Sponsor, respectively, in connection with the substitution. The Sponsor and the Custodian shall furnish to one another, and make available to Planholders upon request, a detailed statement itemizing their respective expenses.

(b) Purchases of Fund Shares. In the event of a substitution of shares as described in Section 4(a) above, any purchases of fund shares associated with such substitution shall be made at the net asset value or at the liquidation value of such fund shares (whichever term the issuer of such fund shares uses) as determined by the issuer or the issuer's agent thereof as of the date such substitution is effected.

(c) Effect of Substitution. In the event of any substitution of shares as described in Section 4(a) above, the term "Fund" as used throughout this Agreement shall be deemed to include the open-end management investment company the shares of which have been thereby substituted for Fund Shares; and the term "Fund Shares" as used throughout this Agreement shall be deemed to include the shares (or comparable interests) in the open-end management company the shares of which have been substituted for Fund Shares.

5. INDEMNIFICATION.

The Sponsor, its successors and assigns, shall at all times fully indemnify and hold harmless the Custodian, its successors and assigns, from any and all liability, claims, demands, actions, suits, cost or expense of any nature as the same may arise or be made against or be incurred by the Custodian from the failure of the Sponsor to comply with any law, rule, regulation or order of the United States, any State or any other jurisdiction, governmental authority, body or board having jurisdiction, relating to the sale, registration or qualification of the Plans or any of them, or the securities sold in connection therewith. The Sponsor also agrees to indemnify the Custodian for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Custodian, arising out of or in connection with the acceptance hereof or the performance of its duties hereunder, as well as the costs and expenses of defending against any claim or liability in the premises, provided that no claim against the Custodian which might be subject to the foregoing indemnification provisions shall be confessed, settled or compromised by the Custodian without the Custodian first having given fifteen days notice in writing to the Sponsor of the material facts, and provided further that the Sponsor shall have the right upon written demand delivered to the Custodian within fifteen days following the date of such notice to contest or defend such claim in the name of the Custodian.

6. QUALIFICATIONS AND RESIGNATION OF CUSTODIAN.

(a) Capital. The Custodian and any successor Custodian shall be a bank or trust company having at all times an aggregate capital, surplus and undivided profits in excess of $2,000,000. The Custodian certifies that it is now, and agrees that so long as it acts as Custodian under any Plan will continue to be, so qualified.

(b) Holding of Monies. All monies received by the Custodian under or pursuant to any provision of this Agreement or any Plan or other instrument referred to herein shall be held by the Custodian as a deposit for the purposes for which they were paid or are held, and the Custodian shall not be under any liability for interest on any such monies, except such as it may agree to pay thereon.

(c) Duties of the Custodian. The Custodian shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement and Plan Documents, and no implied obligations shall be read into this Agreement or Plan Documents against the Custodian, and in the absence of bad faith on its part the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any instruments, certificates, opinions or other writings furnished to the Custodian and conforming to the requirements hereof. The Custodian shall not be responsible in any manner whatsoever for the correctness of the recitals (as distinguished from particular covenants) of the Custodian herein, or recitals in Plan Documents made solely by the Sponsor. The Custodian makes no representations as to Plan Documents or the securities issued in connection therewith, or the validity thereof, and the Custodian shall incur no liability or responsibility with respect to any such matters. The Custodian shall not be responsible for any actions or inactions of, and may rely on information, records, documents or services (including functions performed by the Sponsor under Section 2(t) of this Agreement) that have been taken or have failed to be taken, prepared, maintained or performed by, the Sponsor or any other person authorized by the Sponsor on behalf of the Custodian, the Sponsor or the Plans, including but not limited to any previous Sponsor or Custodian of the Plans.

(d) Additional Capacities. The Custodian may, at the same time it acts hereunder, act in any one or more of the following capacities: as registrar, transfer agent and custodian for the issuer of Fund Shares, as agent for the parties or for the Planholders or the Sponsor, or the issuer of Fund Shares, and in other capacities customary for banks on behalf of these persons and of others dealing with them.

(e) Advice of Counsel; Liabilities. The Custodian may consult with legal counsel to be selected with reasonable care by the Custodian (who may be counsel to the Sponsor) and the Custodian shall not be liable for any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel. Whenever in the performance of its duties hereunder the Custodian shall deem it necessary or desirable, a matter may be proved or established by a certificate signed by any two officers of the Sponsor and delivered to the Custodian, and such certificate shall be full warrant what is this to the Custodian for any action taken, suffered or omitted by or in reliance thereon. The Custodian may, in the absence of bad faith on its part, rely and shall be protected in acting upon any request, letter or transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, Plan or other paper or document believed by it to be genuine and to have been signed or
presented by the proper party or parties.   The Custodian shall be
liable only for its wilful misconduct or gross negligence.

(f) Resignation. The Custodian may resign at any time if, but only if, either (I) the securities and other property in which the funds of the Planholders are invested have been completely liquidated and the proceeds of such liquidation distributed to the Planholders, or (II) a successor Custodian meeting with the reasonable approval of the Sponsor and having the qualifications specified in Section 6(a) above has been designated by the resigning Custodian or the Sponsor and has accepted such custodianship.

7. TERMINATIONS.

(a) Termination of Plan by Planholder. A Plan may be terminated by the Planholder in accordance with the provisions of applicable Plan Documents.

(b) Termination of Plan by Sponsor or Custodian. Neither the Sponsor nor the Custodian may terminate a Plan until such time as is specified in applicable Plan Documents, unless and to the extent that conditions specified in Plan Documents applicable to such Plan and permitting such termination have been satisfied. If a Plan is in a state of default or delinquency, as defined in applicable Plan Documents, either the Sponsor or the Custodian may terminate such Plan in the manner provided in such Plan Documents.

(c) Plan Termination Procedures. In connection with the termination of any Plan in accordance with the provisions of applicable Plan Documents and this Section 7, the Custodian will furnish the Planholder and the Sponsor with a notice of termination showing all changes in such Planholder's account since the date of the last previous statement issued by the Custodian, and the Planholder shall thereafter have no further claim against the Custodian, except as may be set forth in such statement, and shall not be entitled to any further accounting. In the event of termination of a Plan, liquidation of the Planholder's account and final payment to said Planholder shall be effected by the Custodian in accordance with applicable Plan Documents.

(d) Return of Certificate Upon Termination of Plan. If a Certificate was issued in connection with such terminated Plan and the Planholder fails to surrender the Planholder's Certificate within a period of sixty days after the mailing of the notice of termination referred to above, the Custodian may in its discretion mail to such Planholder at the Planholder's address noted upon its records, its check for all cash standing to the Planholder's credit and such Fund Shares, if any, which have been transferred to the Planholder's name; and such Planholder shall have no further rights hereunder and such Certificate shall be null and void and shall convey no rights whatsoever except that if such check or Fund Shares are returned to the Custodian undelivered, the Custodian shall continue to hold the assets for the benefit of the Planholder subject only to escheat laws.

(e) Termination by Custodian of Custodian's Obligation.

    (i) The obligation of the Custodian to accept any new Plan for custodianship hereunder shall terminate if the Sponsor (I) fails to maintain an effective registration statement under the Securities Act of 1933, as amended, in connection with the issuance of the Plans;
(II) fails to cause the requirements of the 1940 Act to remain satisfied in connection with the issuance of the Plans; (III) has either its membership in the National Association of Securities Dealers, Inc., or its registration as a broker-dealer under the Securities Exchange Act of 1934, as amended, cancelled or revoked, or suspended for more than 120 days for any cause involving failure on the part of an executive officer or director to follow ethical standards or serious neglect of that person's duty to require representatives to follow such standards; (IV) defaults in the performance of any other duty, covenant or agreement contained in this Agreement, and such default shall remain unremedied for 30 days after written notice thereof shall have been given to the Sponsor by the Custodian (except with respect to item III, for which such remedy period shall be 120 days), or (V) shall without the approval of the Custodian change the form or content of the Plans in any way materially affecting the rights or duties of the Custodian.

   (ii) Notwithstanding the provisions of Section 7(e)(i) above, the Custodian may terminate its obligation to accept any new Plans for custodianship hereunder by giving written notice to the Sponsor at least 90 days prior to the expiration of the third year from the date of this Agreement, or at least 30 days prior to the expiration of any further two-year period. In the event that the Custodian does not so terminate its obligation to accept any new Plans for custodianship hereunder as of the expiration of three years from the date of this Agreement, then this Agreement shall be automatically renewed for further periods of two years each with the right on the part of the Custodian to terminate its obligations under the Agreement by giving written notice at least 30 days prior to the expiration of any further two-year period.

(f) Replacement of Custodian by Sponsor; Assumption of Administrative Functions by Sponsor. The Sponsor shall have the right, by giving written notice to the Custodian at least 90 days prior to the expiration of this three-year Agreement, or at least 90 days prior to the expiration of any two year extension period described in Section 7(e)(ii) above, to replace the Custodian with any other bank or trust company having the requisite qualifications as the Custodian, both with respect to any Plans issued and outstanding at the time of such replacement, and under any Plans issued after such time, whether such Plans are otherwise identical with those issued under this Agreement or not. The Sponsor shall further have the right, by giving written notice to the Custodian 90 days prior to the event, to assume such administrative functions with respect to Plans as may be mutually agreed upon by it and the Custodian.

(g) Upon such termination the Sponsor shall bear the cost of all reasonable out-of-pocket expenses associated with the movement of materials and records. Additionally, the Custodian reserves the right to charge for any other reasonable expenses associated with such termination, provided that the Custodian advises the Sponsor of such additional charges in advance.

8. MISCELLANEOUS.

(a) This Agreement shall not be assigned by either of the parties hereto without the prior consent in writing of the other party. Notwithstanding the foregoing, (I) the Custodian shall delegate responsibilities under this Agreement to the extent so directed by the Sponsor in accordance with Section 2(t) of this Agreement; and (II) each party to this Agreement may enter into such agreements with third parties as are deemed necessary by such party to perform such party's obligations under this Agreement or under the Plans, provided that written acknowledgement of such third party agreements is obtained from the other party to this Agreement.

(b) All communications provided hereunder shall be in writing sent by first-class mail or delivered to the respective parties as follows:

Fidelity Distributors Corporation  State Street Bank and Trust Company
82 Devonshire Street               225 Franklin Street
Boston, MA  02109                  Boston, MA  02110

provided that either party may by notice given in accordance herewith specify a different address for the purpose hereof.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

(d) An executed copy of this Agreement and all amendments thereto shall be kept on file by the Custodian and shall be open to inspection by any Planholder at any time during the business hours of the Custodian.

(e) This Agreement, including but not limited to Schedules 1 and 2 hereto, may be amended from time to time as mutually agreed by the parties hereto in writing. Notwithstanding the foregoing, this Agreement shall not be amended in such a manner as to affect adversely the rights and privileges of any Planholder without first obtaining the Planholder's written consent.

(f) All references herein to Schedules 1 and 2 hereto shall be deemed to refer to Schedules 1 and 2 attached to this Agreement which are hereby expressly made a part thereof; provided, however, that in the case of Plans issued prior to the effective date of this Agreement of which the Custodian has notice, references to Schedules 1 and 2 shall be deemed to refer to such schedules as in effect at the time of such issuance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year above written.

                                   FIDELITY DISTRIBUTORS CORPORATION
                                   By_________________________________
ATTEST:                            Date:  ____________________________
___________________________
Date:  ____________________

                                   STATE STREET BANK AND TRUST COMPANY
                                   By_________________________________
ATTEST:                            Date:  ____________________________
___________________________
Date:  ____________________


 EXHIBIT A
 PLAN CERTIFICATE

 EXHIBIT B
 PLAN CERTIFICATE

 EXHIBIT C
 FORM OF CONFIRMATION

 EXHIBIT D
 FORM OF REMINDER NOTICE

 EXHIBIT E
 FORM OF PAST DUE PAYMENT NOTICE

 EXHIBIT F
 FORM OF REFUND NOTICE

 EXHIBIT G
 FORM OF TERMINATION NOTICE

 SCHEDULE 1

FEES TO BE PAID TO FIDELITY DISTRIBUTORS CORPORATION BY THE CUSTODIAN FROM PLANHOLDER FEE PROCEEDS

A. With respect to each Destiny Plan I and each Destiny Plan II for which an account was established prior to the effective date of this Agreement, fees paid to Fidelity Distributors Corporation by the Custodian shall be such fees as specified in the Predecessor Custodian Agreement in effect at the time that the account for such Destiny Plan I or Destiny Plan II, as applicable, was established.

B. With respect to each Destiny Initial Plan I and each Destiny Initial Plan II for which an account is established on or after the effective date of this Agreement, fees paid to Fidelity Distributors Corporation by the Custodian shall be the fees specified below:

Monthly Plan  Fee for each of the First     Fee for each Succeeding  Fee for each Succeeding Payment
    Payment       12 Plan Payments       Payment under 10-Year Plan        under 15-Year Plan and
                                                                        Extended Investment Period


$    50.00        $   25.00                       $  1.80                    $     2.86
     75.00            37.50                          2.70                          4.06
     93.75            46.88                          3.38                          5.07
    100.00            50.00                          3.60                          5.41
    125.00            62.50                          4.50                          6.76
    150.00            75.00                          5.40                          5.70
    166.66            83.33                          5.00                          6.33
    200.00           100.00                          4.02                          7.43
    250.00           125.00                          5.00                          9.29
    300.00           150.00                          5.00                          5.04
    350.00           175.00                          4.50                          5.31
    400.00           200.00                          4.00                          3.80
    500.00           225.00                          2.78                          5.36
    750.00           300.00                          2.50                          8.70
  1,000.00           300.00                          5.00                         15.54
  1,500.00           315.00                          6.00                         17.52
  2,000.00           325.00                          7.00                         18.57
  2,500.00           350.00                          8.00                         20.26
  5,000.00           400.00                         11.00                         25.00
10,000.00            500.00                         15.56                         29.64



C. With respect to each Destiny New Plan I and each Destiny New Plan II for which an account is established on or after the effective date of this Agreement, fees paid to Fidelity Distributors Corporation by the Custodian shall be the fees specified below:

Monthly Plan  Fee for each of the First 12  Fee for each Succeeding
   Payment           Plan Payments          Payment under
                                            10-Year Plan, 15-Year
                                            Plan and
                                            Extended Investment
                                            Period

$     50.00            $  25.00             For all Plan sizes, a fee
      75.00               37.50             assessed at an annual rate
     100.00               50.00             of 0.25% of average monthly
     125.00               62.50             net assets attributable to
     150.00               75.00             the Plan
     166.66               83.33
     200.00              100.00
     250.00              125.00
     300.00              150.00
     350.00              175.00
     400.00              200.00
     500.00              225.00
     750.00              300.00
   1,000.00              300.00
   1,500.00              315.00
   2,000.00              325.00
   2,500.00              350.00
   5,000.00              400.00
  10,000.00              500.00

D. With respect to each Destiny Plan II-A for which an account was established prior to the effective date of this Agreement, fees paid to Fidelity Distributors Corporation by the Custodian shall be such fees to be paid by the custodian to the plan sponsor as are specified in the custodian agreement in effect for such plan at the time that the account for such plan was established.


 SCHEDULE 2
 CUSTODIAN AND OTHER FEES AND CHARGES
 Custodian Fee

A. With respect to each Destiny Plan I and each Destiny Plan II for which an account was established prior to the effective date of this Agreement, the Custodian Fee under each such Plan shall be such fees as specified in the Predecessor Custodian Agreement in effect at the time that the account for such Destiny Plan I or Destiny Plan II, as applicable, was established.

B. With respect to each Destiny Initial Plan I, each Destiny New Plan I, each Destiny Initial Plan II and each Destiny New Plan II for which an account is established on or after the effective date of this Agreement, the Custodian Fee shall be as specified below:

        Monthly   Fee for
           Plan Each Plan
        Payment   Payment
    $     50.00   $  1.10
          75.00      1.25
          93.75      1.50
         100.00      1.50
         125.00      1.50
         150.00      1.50
         166.66      1.50
         200.00      1.50
         250.00      1.50
         300.00      1.50
         350.00      1.50
         400.00      1.50
         500.00      1.50
         750.00      1.50
       1,000.00      1.50
       1,500.00      1.50
       2,000.00      1.50
       2,500.00      1.50
       5,000.00      1.50
      10,000.00      1.50

For new accounts established on or after August 29, 1993 that use an "automated" method of payment (I.E., PAC, ACH, or allotment), a "flat fee" of $0.75 per payment will be paid to the Custodian. This flat fee is available only with respect to new accounts established on or after August 29, 1993 and will not be applied to any previously-established accounts, unless otherwise directed by the Sponsor and agreed upon by the Custodian.

 1. In the event that a Planholder elects the Extended Investment Option, the amount of the Custodian Service Fee to be charged for each Plan payment during the extended period will be the same as the Fee indicated in the above schedule for such Plan, provided that the Custodian may increase its fee to the rate charged for new Plans of the same denomination at the time of the first payment under the Extended Investment Option, but not more than 75% in excess of the fee set forth in the above schedule for each such Plan.

 2. The Custodian Service Fee assessed on multiple payments will be computed on the basis of one Custodian Service Fee for each payment unit included in such multiple payment except that the Custodian
Service Fee may not exceed $5.00 for each multiple payment.

 After the completion of all the Plan payments, or if payments have been made in advance, after the end of 10 years from the date of issuance of a 10-Year Plan and 15 years from the date of a 15-Year Plan (and the Extended Investment Option is not exercised), or if during any such period the Planholder shall have failed to make any payment for a period of six months after the same has become due, the Custodian shall receive in payment for its services an annual charge at the rate of 2/10 of 1% of the face amount of the Plan, but not more than $12.00 annually.

 In the event that a Planholder has elected the Extended Investment Option and has completed payments under said Option by either written notice to the Custodian that he intends to stop all future payments or by failure to make regularly scheduled investments for a period of six consecutive months his Plan will be deemed a completed Plan. On such Plans the Custodian shall receive an annual charge at the rate of 2/10 of 1% of the face amount of the Plan but not more than $12.00 annually.

 On such Plans the Custodian reserves the right to increase its fee applicable during the remaining period of the Plan to the rate then charged for new Plans of the same denomination, but not more than 75% in excess of the annual rate of 2/10 of 1% of the face amount of the Plan, limited to $12.00 annually.

C. With respect to each Destiny Plan II-A for which an account was established prior to the effective date of this Agreement, Custodian Fees shall be such custodian fees as are specified in the custodian agreement in effect for such plan at the time that the account for such plan was established.

 Additional Fees and Charges

A. With respect to each Destiny Plan I and each Destiny Plan II for which an account was established prior to the effective date of this Agreement, the Additional Fees and Charges under each such Plan shall be such additional fees and charges as are specified in the Predecessor Custodian Agreement in effect at the time that the account for such Destiny Plan I or Destiny Plan II, as applicable, was established.

B. With respect to each Destiny Initial Plan I, each Destiny New Plan I, each Destiny Initial Plan II and each Destiny New Plan II for which an account is established on or after the effective date of this Agreement, the Custodian Fee shall be as specified below:

 1. From the Planholder's account or from the proceeds of the sale by the Custodian, as agent for the Planholder, of Fund Shares, a charge of $2.50, in addition to any transfer or other taxes, if such amounts shall not have been paid directly to the Custodian by the Planholder at the time of the transaction, in the case of (1) each transfer of title, (2) each partial or complete withdrawal of Fund Shares, (3) each change of Plan denomination, (4) each recording of an assignment,
(5) each redeposit of cash or Fund Shares withdrawn, (6) each payment check returned unpaid, and (7) each distribution option change.

 2. A charge of $3.00 per year in connection with the preparation of a transcript of the Planholder's account.

 3. A charge of $2.50 in connection with the issuance of any type of Plan in exchange for a different type of Plan.

 4. A charge of $1.00 per check for each monthly or quarterly payment to a Planholder in connection with his participation in the Automatic Withdrawal Program, as more fully described in the applicable Plan Documents. With respect to any payment made after 120 investments into the establishment of such Planholder's account, such charge may be increased to the amount then charged for making such payments on newly issued Plans, but in no event may such charge be increased more than 75%.

 5. A Service Charge deducted annually against the accounts of the Planholders of Destiny Initial Plans I and Destiny Initial Plans II and, for the Planholders of Destiny New Plans I and Destiny New Plans II, against the New Class of Fidelity Destiny Portfolios: Destiny I and Destiny II, respectively, first out of dividends and distributions payable in respect thereof, and then, if necessary, from principal. The annual Service Charge will be determined by dividing the total administrative costs for a calendar year by the total number of Plans. The annual Service Charge is intended to compensate the Custodian for charges and expenses incurred in the performance of the functions referred to in Sections 2(k) and 2(l) of the Agreement, and also for printing and/or mailing (including postage) the receipts, dividend reinvestment notices, record forms and other forms used in connection with the Plans, and reasonable counsel fees incurred by the Custodian arising out of or in connection with the administration of the custodianship hereunder (other than counsel fees and expenses incurred by the Custodian in the defense of any claim occasioned by its own negligence, bad faith or wilful misconduct) and also for the auditing, not less often than annually, of the books of the Custodian relating to the custodianship described in the Agreement by independent certified public accountants selected by the Sponsor.

 Notwithstanding the above, the annual Service Charge amount charged to the account of a Planholder shall not in any fiscal year exceed any maximum annual Service Charge amount specified in the Plan Documents applicable to such Planholder's Plan. The Sponsor may, in its sole discretion, waive the additional fees and charges listed in Paragraphs B.1, B.2, B.3, B.4, and B.5 of this Schedule 2. In the event of such waiver, the Sponsor shall pay the Custodian all such fees on behalf of the Planholders and the Sponsor may, in its sole discretion and at any time, determine to recommence imposition of such additional fees and charges.

C. With respect to each Destiny Plan II-A for which an account was established prior to the effective date of this Agreement, Custodian Fees shall be such custodian fees as are specified in the custodian agreement in effect for such plan at the time that the account for such plan was established.

D. In addition to the Custodian fees set forth above, the Sponsor will pay to the Custodian the following "communications" costs and out-of-pocket expenses:

                     Communications Activity Fees
  New Account Kits - $ 3.00 each
  Telephone Calls  - $ 3.00 each
  Correspondence   - $ 3.00 each
                     Out-of-Pocket Expenses

 Out-of-Pocket expenses include but are not limited to: confirmation production, postage, forms, telephone, microfilm, microfiche, and expenses incurred at the specific direction of the Sponsor. Postage for mass mailings is due seven days in advance of the mailing date.